INVESTOR ROADSHOW APRIL 28-29, 2005

Disclosure Forward-Looking Statements This document contains certain forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "intends," "should," "will," and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995. These statements reflect management's current beliefs as to expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition form traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission. These and other factors may cause decisions and actual results to differ materially from current expectations. Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this document.

Mackinac Financial Corporation One bank holding company headquartered in Manistique, Michigan 12 Branch locations - 9 in upper Michigan and 3 in lower Michigan Newly opened loan production office in Bloomfield Hills, Michigan Listed on Nasdaq National Market - Symbol MFNC Approximately 1,800 shareholders Market Capitalization at March 31, 2005 - $62 million

Franchise Marketplace Source: SNL Financial. Data as of 6/30/04. Opportunity exists for further market penetration 24 branches divested as part of turn-around

Experienced Management Team Paul Tobias - Chairman and CEO Four years, Co-Founder - Mackinac Partners Five years, CEO - Munder Capital Management Five years, Senior and Executive Vice President - Comerica Six years, Managing Director - McDonald Investments C. James Bess - Vice Chairman Managed the successful turnaround of 9 troubled banks in last 28 years 38 years of total banking experience Kelly George - Executive VP and CLO Two years, Chief Lending Officer - Mackinac Financial Corporation Three years, Commercial and Chief Lending Officer - The Commercial and Savings Bank Three years, Bank Examiner - Federal Reserve Bank of Cleveland Three years, Commercial Lending Officer - National City Bank One year, Assistant Branch Manager - The Provident Bank

Experienced Management Team Eliot Stark - Executive VP and CFO Three years, Managing Director - Mackinac Partners Three years, Executive Vice President of Finance - Compuware 21 years, Senior Vice President of Information Technology, Senior Vice President of Real Estate Development and Management, First Vice President of Corporate Development, VP of Corporate Planning and Controller's Department Financial Officer - Comerica David C. Crimmins - Senior VP Commercial Lender 19 years of lending experience Managed $500 million loan portfolio with 100 clients Ernie R. Krueger - Senior VP Controller Two years as principal accounting officer Mackinac Financial Corporation More than 20 years of financial accounting experience in Investor Relations, Acquisition and Mergers, Tax and SEC/Regulatory reporting

Loan Staffing SVP Commercial Lender - David C. Crimmins Hired commercial banking manager for Traverse City market 15 years of lending experience 2 existing senior commercial lenders in the upper peninsula Hired two additional Commercial lenders - 1st quarter Seasoned lenders to serve key markets Currently reviewing consumer lending Add mortgage loan producers in key markets

Recapitalization Recap Net proceeds from private placement - $26.2 million Recapitalized Bank with $15.5 million capital infusion Trust Preferred settlement of $6.5 million Payment of Change in Control contract payouts - $1.5 million Bank and Holding Company - Well-Capitalized

Future Strategy Review Maintain current asset quality with future loan growth Rollout Bank marketing campaign with product revisions and competitive pricing Refocusing existing management toward renewed growth by: amplifying quality of headquarters and branch professionals; modifying branch operating model Mining select expense reductions in current franchise platform Developing a cost effective deposit and funding mix from a focused community bank strategy with an amplified asset generating capability to enhance yields Establish full service branch location in fast growing Oakland County Establishing a wealth management (asset management and trust) operation

Strategy Progress / Execution Report Balance sheet restructuring Prepayment of FHLB less than plan due to recent rate increases Staff Additions 3 seasoned commercial lenders hired in first quarter Plans for adding mortgage loan producers early in second quarter Image Campaign Bank name change ("mBank") - New logo, new web site, signage, and image ads set to roll out in two weeks Systems Conversion Planning well underway for "state of the art" platform with significant savings by early 2006

Loan and Deposit Composition

Nonperforming Loans

Nonperforming Assets

NPAs / Total Assets

Allowance for Loan and Lease Losses

Net Income (Loss)

Net Interest Margin

Total Assets

Total Loans

A Strategy for Growth Focus on Key Markets Oakland County Traverse City Gaylord Marquette Sault Ste. Marie

Shareholders' Equity $28.854 million at March 31, 2005 Book value per share - $8.42 Market value per share - $18.13 Shareholders - approximately 1,800

Relative Stock Price Performance